UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2007

DISPATCH AUTO PARTS INC.
(Exact Name of Registrant as Specified in Charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-51818
(Commission File Number)

20-4200300
(I.R.S. Employer Identification No.)

391 Hua Yu Lane, Dong Xin Street
Xi'an, Shaanxi Province, P.R.China
(Address of Principal Executive Offices) (Zip Code)

(585) 586-5573
(Registrant's Telephone Number, Including Area Code)

Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

    This Current Report on Form 8-K is filed by Dispatch Auto Parts Inc., a Florida corporation (the “Registrant”), in connection with the items set forth below.

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

    On April 24, 2007, Registrant's Board of Directors made the decision to dismiss Rotenberg & Co., LLP as its independent auditor. Currently, Zhong Yi (Hong Kong) C.P.A. Company Ltd. ("Zhong Yi") is retained as independent auditor to audit Registrant's financial statements for the year ended June 30, 2007 and to review Registrant's three quarterly reports ended March 31, 2007, September 30, 2007 and December 31, 2007, pursuant to the engagement letter, dated January 29, 2007, which was approved by Registrant's Board of Directors. Registrant does not have an audit committee.

During Registrant's two most recent fiscal years ended June 30, 2006 and 2005, and the subsequent interim period through January 29, 2007, Registrant did not consult Zhong Yi with respect to any of the matters described in Item 304(a)(2) of Regulation S-K.

Rotenberg & Co., LLP's audit reports regarding Registrant's financial statements for the year ended June 30, 2006 and for the period from March 4, 2005 (inception) through June 30, 2005, contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to the uncertainty, audit scope or accounting principles, except with respect to the Registrant’s ability to continue as a going concern.

In connection with the prior audits for the fiscal year ended June 30, 2006 and for the period from March 4, 2005 (inception) through June 30, 2005, and the review for the interim periods ended September 30, 2006 and December 31, 2006, there have been no disagreements with Rotenberg & Co., LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of Rotenberg & Co., LLP would have caused it to make reference to the subject matter of the disagreement in connection with its report on these financial statements for those periods. In addition, Rotenberg & Co., LLP had no disagreements with Registrant for the interim period from January 1, 2007 up to April 24, 2007.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The exhibits listed in the Exhibit Index filed as part of this report are filed as part of or are included in this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISPATCH AUTO PARTS INC.

Date: April 30, 2007	By:	/s/ Liu, Sheng Li
Liu, Sheng Li President and Chairman

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EXHIBIT INDEX

Exhibit No.       Description of Exhibit

16.1                   Letter from Rotenberg & Co., LLP

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